Consolidated Financial Statements and Report of Independent Certified Public Accountants RealSource Properties OP, LP December 31, 2024 and 2023

Contents Page Report of Independent Certified Public Accountants 3 Financial Statements Consolidated balance sheets 5 Consolidated statements of operations 6 Consolidated statements of equity 7 Consolidated statements of cash flows 8 Notes to consolidated financial statements 9

GT.COM Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership. Board of Directors RealSource Properties OP, LP Opinion We have audited the consolidated financial statements of RealSource Properties OP, LP (a Delaware partnership) and its subsidiaries (the “Partnership”), which comprise the consolidated balance sheets as of December 31, 2024, and 2023, and the related consolidated statements of operations, equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2024, and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for opinion We conducted our audits of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Partnership and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of management for the consolidated financial statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued. REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS GRANT THORNTON LLP Two Commerce Square 2001 Market St., Suite 800 Philadelphia, PA 19103 D +1 215 561 4200 F +1 215 561 1066

Auditor’s responsibilities for the audit of the consolidated financial statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements. In performing an audit in accordance with US GAAS, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.  Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. Philadelphia, Pennsylvania November 11, 2025

2024 2023 ASSETS Current assets Cash and cash equivalents 3,016,504$ 3,982,185$ Restricted cash 1,067,795 920,337 Accounts receivable 647,270 929,996 Real estate assets, net 379,084,048 383,433,016 Investments in affiliates, at fair value 25,886,083 35,067,131 Other assets 5,325,172 4,566,453 Total assets 415,026,872$ 428,899,118$ LIABILITIES AND EQUITY Liabilities Accounts payable, accrued expenses, and other liabilities 9,216,556$ 8,228,369$ Long-term debt, net 270,519,555 260,409,398 Total liabilities 279,736,111 268,637,767 Equity Special limited partner units (790,150 and 790,150 OP units issued and outstanding at December 31, 2024 and 2023, respectively) 10,321,470 10,321,470 General partner and common limited partner units (17,712,670 and 17,569,811 OP units issued and outstanding at December 31, 2024 and 2023, respectively) 191,561,336 189,687,155 Accumulated distributions in excess of retained earnings (70,681,392) (45,104,329) Equity attributable to RealSource Properties OP, LP 131,201,414 154,904,296 Non-controlling interests 4,089,347 5,357,055 Total equity 135,290,761 160,261,351 Total liabilities and equity 415,026,872$ 428,899,118$ RealSource Properties OP, LP CONSOLIDATED BALANCE SHEETS December 31, The accompanying notes are an integral part of these consolidated financial statements. 5

2024 2023 Rental and other property revenues 48,448,036$ 46,027,727$ Expenses Property operations expenses 21,045,700 19,316,986 General and administrative expenses 2,034,170 2,165,041 Asset management fee to related party 2,940,822 2,332,178 Depreciation and amortization expense 19,439,642 20,072,244 Total operating expenses 45,460,334 43,886,450 Operating income 2,987,702 2,141,277 Other income (loss) Interest expense (12,776,710) (11,405,886) Impairment loss - (943,232) Distribution income from investments in affiliates 1,310,000 1,510,000 Change in fair value of investments in affiliates (5,533,747) (2,849,306) Total other income (loss) (17,000,457) (13,688,424) NET LOSS (14,012,755) (11,547,147) Net loss attributable to non-controlling interest (407,759) (344,521) Net loss attributed to RealSource Properties OP, LP (13,604,996)$ (11,202,626)$ RealSource Properties OP, LP CONSOLIDATED STATEMENTS OF OPERATIONS Years ended December 31, The accompanying notes are an integral part of these consolidated financial statements. 6

RealSource Properties OP, LP

CONSOLIDATED STATEMENTS OF EQUITY

Years ended December 31, 2024 and 2023

	General Partner and Common Limited Partners	Special Limited Partner	Accumulated Distributions in Excess of Retained Earnings	Partners' Capital Attributable to RealSource Properties OP, LP	Non-Controlling Interests	Total Equity
Balance - December 31, 2022	$ 158,626,833	$ 4,341,000	$ (16,455,974)	$ 146,511,859	$ 6,758,195	$ 153,270,054
Contributions	2,231,328	-	-	2,231,328	-	2,231,328
Units issued for acquisition	31,182,218	-	-	31,182,218	-	31,182,218
Special Participation	-	5,980,470	(5,980,470)	-	-	-
Non-controlling interest redeemed	-	-	-	-	(356,400)	(356,400)
Units Redeemed	(2,353,224)	-	-	(2,353,224)	-	(2,353,224)
Distributions paid	-	-	(11,465,259)	(11,465,259)	(700,219)	(12,165,478)
Net loss	-	-	(11,202,626)	(11,202,626)	(344,521)	(11,547,147)
Balance - December 31, 2023	189,687,155	10,321,470	(45,104,329)	154,904,296	5,357,055	160,261,351
Contributions	2,306,143	-	-	2,306,143	-	2,306,143
Units issued for acquisition	177,935	-	-	177,935	-	177,935
Non-controlling interest redeemed	-	-	-	-	(325,340)	(325,340)
Units Redeemed	(609,897)	-	-	(609,897)	-	(609,897)
Distributions paid	-	-	(11,972,067)	(11,972,067)	(534,609)	(12,506,676)
Net loss	-	-	(13,604,996)	(13,604,996)	(407,759)	(14,012,755)
Balance - December 31, 2024	$ 191,561,336	$ 10,321,470	$ (70,681,392)	$ 131,201,414	$ 4,089,347	$ 135,290,761

The accompanying notes are an integral part of these consolidated financial statements.

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2024 2023 Cash flows from operating activities Net loss (14,012,755)$ (11,547,147)$ Adjustments to reconcile net loss to net cash provided by operating activities: Change in fair value of investments in affiliates 5,533,747 2,849,303 Depreciation and amortization expense 18,277,937 19,041,392 Amortization of deferred financing fees 1,161,705 1,030,852 Loss on impairment - 943,232 Changes in operating assets and liabilities: Accounts receivable 264,574 104,715 Other assets 30,534 (370,890) Accounts payable, accrued expenses and other liabilities 8,002 (826,346) Net cash provided by operating activities 11,263,744 11,225,111 Cash flows from investing activities Acquisition of real estate, net of cash acquired - (12,097,044) Proceeds from sale of real estate 7,426,899 - Capital improvements to real estate (4,492,546) (10,263,907) Net cash provided by (used in) 2,934,353 (22,360,951) Cash flows from financing activities Proceeds from issuance of debt 67,661,000 74,003,235 Principal payments on debt (68,846,179) (65,336,909) Deferred financing fees paid (2,695,371) (312,727) Proceeds from issuance of units 2,306,143 2,231,328 Units redeemed (609,897) (2,353,224) Distributions to unit holders (11,972,067) (11,465,258) Purchase of non-controlling interest (325,340) (356,400) Distributions paid to non-controlling interests (534,609) (700,219) Net cash used in financing activities (15,016,320) (4,290,174) NET CHANGE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH (818,223) (15,426,015) Cash, cash equivalents and restricted cash, beginning of year 4,902,522 20,328,537 Cash, cash equivalents and restricted cash, end of year 4,084,299$ 4,902,522$ Cash and cash equivalents 3,016,504$ 3,982,185$ Restricted cash 1,067,795 920,337 Total cash, cash equivalent and restricted cash 4,084,299$ 4,902,522$ Supplemental disclosures Cash paid for interest 14,760,182$ 13,444,752$ RealSource Properties OP, LP CONSOLIDATED STATEMENTS OF CASH FLOWS Years ended December 31, The accompanying notes are an integral part of these consolidated financial statements. 8

RealSource Properties OP, LP NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2024 and 2023 9 NOTE 1 - ORGANIZATION AND BUSINESS RealSource Properties OP, LP (“RPOP”) is a Delaware Limited Partnership formed on August 28, 2020. Unless the context indicates otherwise, the “Partnership,” ”we,” “our” or “us” refers to RPOP and its consolidated subsidiaries. We were formed to invest in multifamily apartment communities and real estate related assets located throughout the United States. Substantially all of our business is conducted through RPOP. The sole general partner of the Partnership is RealSource Properties, Inc. (the “General Partner”), a Maryland corporation. The properties are operated through joint ventures between the RPOP and the current investors in such joint venture who elect not to contribute their property interests into RPOP. In such case, RPOP will retain management rights over such joint venture. On February 17, 2023, RPOP acquired Lake St. James Apartments through a unit purchase exchange for the majority property interests. On December 20, 2024, RPOP sold Nevin Place Apartments. We are externally managed and have no employees. RealSource Properties Advisor, LLC (“Advisor), is our advisor and RS Properties Management, LLC (“Property Manager”), is our property manager for our multifamily apartment communities. NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Presentation The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Principles of Consolidation The consolidated financial statements include the accounts of RPOP and its majority-owned or controlled subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Variable Interest Entities We account for joint ventures and other similar entities in which we hold an ownership interest in accordance with the consolidation guidance. We first evaluate whether each entity is a variable interest entity ("VIE"). Under the VIE model, we consolidate an entity in which we are considered the primary beneficiary. The primary beneficiary is the entity that has (i) the power to direct the activities that most significantly impact the entity's economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. In addition, when an entity is not a VIE, we consolidate an entity under the voting model when we control the entity through ownership of a majority voting interest. We evaluate our investments in limited partnerships and similar entities in accordance with applicable consolidation guidance to determine whether such entity is a VIE. The accounting standards for the consolidation of VIEs require qualitative assessments to determine whether we are the primary beneficiary. The primary beneficiary analysis is based on power and economics. We conclude that we are the primary beneficiary and consolidate the VIE if we have both: (i) the power to direct the activities of the VIE that most significantly influence the VIE's economic performance, and (ii) the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE. Significant judgments and assumptions related to these determinations include, but are not limited to, estimates about the current and future fair values and performance of real estate held by these VIEs and general market conditions.

RealSource Properties OP, LP NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2024 and 2023 10 RPOP is the primary beneficiary of, and therefore consolidates, VIEs that own interests in real estate. Assets of our consolidated VIEs must first be used to settle the liabilities of those VIEs. The consolidated VIEs' creditors do not have recourse to the general credit of RPOP. Use of Estimates The preparation of the consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Those estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. Fair Value Measurements In determining the fair value of our financial instruments, we apply Accounting Standards Codification ("ASC") 820, Fair Value Measurement and Disclosures. Fair value hierarchy under ASC 820 distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (Levels 1 and 2) and the reporting entity’s own assumptions about market participant data (Level 3). Fair value estimates may differ from the amounts that may ultimately be realized upon sale or disposition of the assets and liabilities. Real Estate Assets, Net We state real estate assets at cost, less accumulated depreciation and amortization. We capitalize costs related to the development, construction, improvement, and significant renovation of properties, which include capital replacements such as scheduled carpet replacement, new roofs, HVAC units, plumbing, concrete, masonry and other paving, pools, and various exterior building improvements. We capitalize significant renovations and improvements that improve and/or extend the useful life of an asset and amortize over their estimated useful life, generally five to 10 years. We expense ordinary maintenance and repairs to operations as incurred. In accordance with the guidance for business combinations, we determine whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired, and liabilities assumed constitute a business. If the property acquired does not constitute a business, we account for the transaction as an asset acquisition. When substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions. We account for asset acquisitions by allocating the total cost to the individual assets acquired and liabilities assumed on a relative fair value basis. Transaction costs associated with the acquisition of a property are capitalized as incurred and are allocated to land, building, furniture, fixtures and equipment and intangible assets on a relative fair value basis. Real estate assets and liabilities include land, building, furniture, fixtures and equipment, other personal property, in-place lease intangibles and debt. The fair value of assets and liabilities is determined using valuation techniques that rely on Level 2 and Level 3 inputs within the fair value framework. Fair values are determined using methods similar to those used by independent appraisers, and include using replacement cost estimates less depreciation, discounted cash flows, market comparisons, and direct capitalization of net operating income. If any debt is assumed in an acquisition, the difference between the fair value and face value of the debt is recorded as a premium or discount and amortized to interest expense over the life of the debt assumed.

RealSource Properties OP, LP NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2024 and 2023 11 We compute depreciation on a straight-line basis over the estimated useful lives of the related assets. Intangible assets are amortized over the remaining lease term. The useful lives of our real estate assets, and other property and equipment are as follows (in years): Real estate structures 30 years Land and site improvements to the real property 10 years Interior apartment improvements 5 years Furniture, fixtures, and equipment 7 years Computer equipment 5 years In-place lease intangible assets Over lease term Impairment of Long-Lived Assets Long-lived assets include real estate assets and acquired intangible assets. Intangible assets are amortized on a straight-line basis over their estimated useful lives. On an annual basis, we assess potential impairment indicators of long-lived assets. We also review for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Indicators that may cause an impairment review include, but are not limited to, significant under-performance relative to historical or projected future operating results and significant market or economic trends. When we determine the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators, we determine recoverability by comparing the carrying amount of the asset to the net future undiscounted cash flows the asset is expected to generate. We recognize, if appropriate, an impairment charge equal to the amount by which the carrying amount exceeds the fair value of the asset. There were no impairments recorded during 2024. In 2023, we recognized an impairment loss of $943,232. Investments in Affiliates Investments in affiliates includes investments in two real estate properties through ownership of undivided tenant in common (TIC) interests. As of December 31, 2024 and 2023, the Partnership owned 96.795% of the TIC interests in Autumn Ridge. As of December 31, 2023, the Partnership owned 96.89% of the interest in Steepleway Downs. Although RPOP has majority ownership of the properties, the TIC is not a legal entity and under the TIC structure, unanimous consent is required for major decisions. Therefore, the Partnership accounts for its interests under the equity method of accounting. RPOP has elected the fair value option under ASC 825-10-15-4 to account for its interests in the TICs. Changes in the fair value and income from distributions are recorded as change in fair value of investments in affiliates and distribution income from investments in affiliates, respectively, in the consolidated statements of operations during the periods such changes occur. On December 1, 2024, RPOP acquired the remaining interests in Steepleway Downs at which point the entity, which included the property, was consolidated. Assets Held for Sale, Net We classify properties as held for sale when they meet the GAAP criteria, which include (among others): (a) management commits to and initiates a plan to sell the asset; (b) the sale is probable and expected to be completed within one year under terms that are usual and customary for sales of such assets; and (c) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn, which is typically indicated by receipt of a significant, non- refundable deposit from the buyer pursuant to a sales contract. We present the assets and liabilities of any real estate properties held for sale separately in the Consolidated Balance Sheets. Real estate assets held for sale are measured at the lower of the carrying amount or the fair value less the cost to sell. Both the real estate assets and corresponding liabilities are presented separately in the accompanying consolidated

RealSource Properties OP, LP NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2024 and 2023 12 balance sheets. Upon the classification of an asset as held for sale, no further depreciation is recorded. Disposals representing a strategic shift in operations (e.g., a disposal of a major geographic area, a major line of business or a major equity method investment) will be presented as discontinued operations. Gain or (Loss) on Dispositions of Real Estate Gains or losses on dispositions are recognized when the criteria for the derecognition of a nonfinancial asset are met, including when control of the real estate has transferred. Upon disposition, the related assets and liabilities are derecognized, and the gain or loss on disposition is recognized as the difference between the carrying amount of those assets and liabilities and the value of consideration received. Cash and Cash Equivalents We consider all cash on deposit, money market funds and short-term investments with original maturities of three months or less to be cash and cash equivalents. Cash and cash equivalents consist of amounts the Partnership has on deposit with major commercial financial institutions. Restricted Cash Restricted cash includes residents' security deposits, utility deposits, and escrow deposits held by the lender for property related items. Accounts Receivable, net We present our accounts receivable net of allowances for amounts that may not be collected. The allowance is determined based on an assessment of whether substantially all of the amounts due from the resident or tenant is probable of collection. This includes a specific tenant analysis and aging analysis. As of December 31, 2024 and 2023, the allowance was $648,969 and $585,851, respectively. Rental and Other Property Revenues RPOP’s rental revenue is obtained from tenants through rental payments as provided under noncancelable operating leases. Revenue related to leases is recognized on an accrual basis when due from residents. Rental payments are generally due on a monthly basis and recognized on a straight-line basis over the lease term because collection of the lease payments was probable at lease commencement. Leases entered into with a resident for the rental of an apartment unit are generally six months to one year in length and are renewable upon consent of the parties to the lease, subject to potential changes in rental rates. The majority of lease payments we receive from our residents and tenants are fixed. Our leases with residents may also provide that the resident reimburse us for certain costs, primarily the resident’s share of utilities expenses, incurred by the apartment community. These services are considered variable payments from residents that represent non-lease components in a contract as we transfer a service to the lessee other than the right to use the underlying asset. We have elected the practical expedient under the GAAP leasing standard to not separate lease and non-lease components from our lease contracts as the timing and pattern of revenue recognition for the non-lease component and related lease component are the same and the combined single lease component would be classified as an operating lease. As such, all rental and reimbursements pursuant to tenant leases are reflected as one line item, rental and other property revenues, in the consolidated statements of operations. The Partnership reviews the collectability of all charges under its tenant operating leases on a regular basis including current and future rent and cost reimbursements, taking into consideration changes in factors such as the tenant’s payment history, the financial condition of the tenant, and economic conditions in the area where the property is located. In the event that collectability of unpaid rental revenue with respect to any tenant changes, the Partnership recognizes an adjustment to rental revenue. The Partnership’s review

RealSource Properties OP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2024 and 2023

of collectability of charges under its operating leases also includes any accrued rental revenue related to the straight-line method of reporting rental revenue.

Concentration of Credit Risks

Financial instruments that potentially subject RPOP to concentrations of credit risk consist principally of cash and cash equivalents. At times balances with any one financial institution may exceed the Federal Deposit Insurance Corporation insurance limits. RPOP believes it mitigates this risk by investing its cash with high-credit quality financial institutions.

Share-Based Compensation

Share-based compensation is accounted for in accordance with ASC 718, *Compensation – Stock Compensation*, which requires that all share-based payments to employees and non-employee directors be recognized in the consolidated statement of operations over the service period based on expected vesting. In October 2024, the Partnership's general partner, RealSource Properties, Inc. ("RSPI"), established a Long-Term Incentive Plan where time-based awards of limited partnership units in RPOP to employees for services provided to RSPI and RPOP. Units vest over a 12-month period. Fair value of the LTIP units is determined based on the grant date net asset value ("NAV"). In August 2025, the Board of Directors approved cancelation of the LTIP plan.

Income Taxes

Due to RPOP being a partnership it has no tax liability, and all of its income or losses are passed onto the individual investor.

NOTE 3 - REAL ESTATE ASSETS, NET

The following table summarizes the carrying amounts of our consolidated real estate assets as of:

	December 31, 2024	December 31, 2023
Land and land improvements	$ 58,530,825	$ 54,972,198
Building and building improvements	362,505,665	353,456,241
Furniture, fixtures and equipment	7,894,876	7,748,898
Intangible assets	10,611,721	10,729,196
Less: accumulated depreciation and amortization	(60,459,039)	(43,473,517)
Real estate assets, net	$ 379,084,048	$ 383,433,016

Depreciation expense related to real estate assets, other than intangible assets, for the year ended December 31, 2024 and 2023, was $17,838,598 and $16,478,616, respectively. Amortization expense related to intangible assets for the year ended December 31, 2024 and 2023, was $1,601,044 and $3,593,628, respectively.

Asset Acquisitions and Dispositions

Lake St. James Acquisition

On February 17, 2023, we acquired Lake St. James Apartments, a garden style multifamily apartment community. The property is located at 50 St. James Drive, Conyers, GA. The property was purchased for

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RealSource Properties OP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2024 and 2023

$84,352,490. Consideration consisted of $40,704,151 of assumed liabilities, $31,182,218 of OP units and $12,466,121 of cash. Acquired assets were recorded at relative fair value as an asset acquisition and were allocated as follows:

Assets acquired		
Land	$	12,842,068
Building		66,546,390
Furniture, fixtures and equipment		966,916
Intangible assets		2,606,626
Other assets		1,021,413
Cash		369,077
Total identifiable assets acquired	$	84,352,490
Liabilites assumed		
Long-term debt	$	(38,582,782)
Acccounts payable, accrued expense and other liabilities		(2,121,369)
Total liabilities assumed		(40,704,151)
Net identified assets acquired	$	43,648,339

Steepleway Acquisition

On December 1, 2024, we acquired the remaining interests in Steepleway Downs, a multifamily apartment community in Houston, TX. Prior to the December acquisition the property was accounted for within investment in affiliates within the consolidate balance sheets of RPOP. The property was purchased for consideration of 13,480 OP units at a value of $177,935. Acquired assets were recorded at relative fair value as an asset acquisition and allocated as follows:

Assets acquired		
Real estate assets	$	17,390,150
Other assets		395,686
Total identifiable assets acquired	$	17,785,836
Liabilites assumed		
Long-term debt	$	(12,829,000)
Acccounts payable, accrued expense and other liabilities		(1,131,600)
Total liabilities assumed		(13,960,600)
Net identified assets acquired	$	3,825,236
Investment in unconsolidated affiliate prior to acquisition	$	3,647,301

Nevin Place Disposition

On December 20, 2024, we sold the Nevin Place Apartments. The sale price was $7,426,899 and resulted in no recognized gain or loss. During 2023 the property recognized an impairment loss of $943,232 to

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RealSource Properties OP, LP NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2024 and 2023 15 account for the difference between the carrying value and fair value of the property, which was determined unrecoverable. NOTE 4 - INTANGIBLE ASSETS, NET Intangible assets consist of acquired in-place leases and are included in Real Estate Assets, net in the consolidated balance sheets. The following table details intangible assets and liabilities, net of accumulated amortization, as of December 31, 2024 and 2023: As of December 31, 2024 2023 Intangible assets $ 10,611,721 $ 10,729,196 Less: accumulated amortization (10,611,721) (10,294,758) Intangible assets, net $ - $ 434,438 NOTE 5 - FAIR VALUE MEASUREMENTS The detail of RPOP’s investment measured at fair value as of December 31, 2024 is as follows: As of December 31, 2024 Level 1 Level 2 Level 3 Total Investment in affiliate $ - $ - $ 25,886,080 $ 25,886,080 As of December 31, 2023 Level 1 Level 2 Level 3 Total Investment in affiliates $ - $ - $ 35,067,088 $ 35,067,088 In December 2024 RPOP acquired the remaining interests of the Steepleway Downs property. Upon acquiring 100% interest, the property was consolidated through asset acquisition accounting and no longer accounted for as an investment in affiliate. The following table provides quantitative information about the investment categorized in Level 3 of the fair value hierarchy. As of December 31, 2024 Fair Value Valuation Technique Unobservable Input Input Value Investment in affiliate $ 25,886,080 NAV per share Capitalization rate 5.25%

RealSource Properties OP, LP NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2024 and 2023 16 As of December 31, 2023 Fair Value Valuation Technique Unobservable Input Input Value Investment in affiliates $ 35,067,088 NAV per share Capitalization rate 5.0% - 6.0% NOTE 6 - DEBT The Partnership’s consolidated indebtedness is currently comprised of borrowings under mortgage notes. Borrowings under the non-recourse mortgage notes are secured by mortgages in collateralized properties, which are generally owned by single purpose entities. A summary of the Partnership’s debt is as follows: Interest Rate as of December 31, 2024 Maturity Date Balance as of December 31, 2024 Balance as of December 31, 2023 Fixed-rate mortgage notes (1) 4.75% January 2026 - December 2032 $ 247,049,675 $ 235,405,854 Floating-rate mortgage notes (2) 6.84% June 2032 29,085,000 29,085,000 Total principal amount / weighted average 4.94% 276,134,675 264,490,854 Less unamortized debt issuance costs - - (5,6215,120) (4,081,456) Total debt, net - - $ 270,519,555 $ 260,409,398 (1) The interest rates range from 3.59% to 6.20%. The assets and credit of each of the Partnership’s consolidated properties pledged as collateral for the Partnership’s mortgage notes are not available to satisfy the Partnership’s other debt and obligations unless the Partnership first satisfies the mortgage notes payable on the respective underlying properties. As of December 31, 2024, mortgage notes were secured by properties with an aggregate net book value of $334,312,090. (2) The effective interest rate on the $29,085,000 million mortgage note is calculated based on an Adjusted Secured Overnight Financing Rate (“Adjusted SOFR”) plus a range up to 2.35%.

RealSource Properties OP, LP NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2024 and 2023 17 As of December 31, 2024, the principal payments due on RPOP’s consolidated debt during the next five years and thereafter are as follows: Principal Maturity Payments 2025 $ 838,538 2026 41,575,901 2027 1,269,153 2028 73,490,745 2029 68,309,618 Thereafter 90,650,720 Total principal payments $ 276,134,675 Debt Covenants RPOP’s mortgage note agreements contain various property-level covenants, including customary affirmative and negative covenants. In addition, the mortgage note agreements contain certain corporate level financial covenants, including leverage ratio, fixed charge coverage ratio, and tangible net worth thresholds. RPOP was in compliance with all covenants as of December 31, 2024, except for Fairways at Royal Oak Apartments and Nevin Place Apartments. These two loans were not in compliance for year ending 2023 and 2024, however, the lender waived those covenants during those time periods. The Fairways at Royal Oak loan was refinanced on November 26, 2024 and the Nevin Place loan was paid in full on December 20, 2024. NOTE 7 - EQUITY As of December 31, 2024, RPOP had three classes of equity: general partner units, common limited partner units and special limited partner units. As of December 31, 2024 and 2023, RPOP had 18,502,820 and 18,359,961 total units outstanding. The price of the shares on the date of issuance is the NAV, which is determined by the Board of Directors in its sole discretion. In determining the NAV, the Board may obtain appraisals or other valuations of all or some of the assets of RPOP. NAV is determined by dividing RPOP’s current net asset value by the number of outstanding units on such a date. All distributions of distributable cash are first made to the special limited partner, our Advisor, until distributions equal their accrued but undistributed special participation, which is an annual amount equal to 15% of net income and cash distributions, but only after our unit holders receive in the aggregate, cumulative distributions sufficient to provide a return of 6% on the Partnership NAV, as defined in the Limited Partnership Agreement. Thereafter, distributions are made to the common limited partners and the general partner in proportion to their partnership units. As the general partner and common limited partner units have the same distribution rights, the units are classified within General Partner and Common Limited Partners’ capital, and the Special Limited Partner units held by our Advisor are classified separately in the consolidated balance sheets. Contributions We received contributions of $2,306,143 and $2,231,328 for the years ended December 31, 2024 and 2023, respectively.

RealSource Properties OP, LP NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2024 and 2023 18 Common Units Distributions Distributions on our common units are determined by the Partnership based on our financial condition and other relevant factors. We have paid distributions from cash flows from operations, sales of properties, and refinance of debt. We paid distributions of $11,972,067 and $11,465,259 for the years ended December 31, 2024 and 2023, respectively. Special Limited Partner Participation On April 1, 2023, the Special Limited Partner received 428,400 units from RPOP as payment of its special participation at a value of $5,980,470. No special participation was required to be recorded in the year ended December 31, 2024. Unit Repurchases Our board of directors has adopted a unit repurchase program that permits holders of units to request, on a quarterly basis, that we repurchase all or any portion of their units. We may choose to repurchase all, some or none of the units that have been requested to be repurchased at our discretion, subject to limitations in the unit repurchase plan. The total amount of aggregate repurchased units will be limited to 10% of the units outstanding as of December 31, 2024. The repurchase price is subject to the following discounts, depending on how long a redeeming unitholder has held each share: Share Purchase 13 months - 24 months 15% 25 months - 36 months 10% 37 months - 48 months 5% 49 months and thereafter 0% A unitholder’s death 0% During 2024 our unitholders redeemed 49,485 units in the amount of $609,897. During 2023, our unitholders redeemed 174,180 units in the amount of $2,353,224. Our board of directors may, in its sole discretion, amend, suspend, or terminate our share repurchase program for any reason. NOTE 8 - SHARE-BASED COMPENSATION For the year ended December 31, 2024, RPOP granted 5,844 time-based LTIP units with a value of $77,140 recognized over a 12-month vesting period. Compensation expense for the year-ended December 31, 2024 was $19,285. In August 2025, RSPI cancelled the LTIP units and RPOP issued a total of 5,844 common units to the LTIP unit holders.

RealSource Properties OP, LP NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2024 and 2023 19 NOTE 9 - RELATED-PARTY TRANSACTIONS Advisory Agreement Our Advisor is responsible for making decisions related to the structuring, acquisition, management, financing, and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations. Our advisor also manages day-to-day operations, retains property managers, and performs other duties. These activities are all subject to oversight by our board of directors. Per the terms of our advisory agreement, our advisor is entitled to receive the fees for these services which are disclosed below. Asset Management Fee Our Advisor receives annual asset management fees, paid monthly, for 2024 in an amount equal to 0.55% and 0.65% and for 2023 in the amount equal to 0.45% and 0.55% of gross assets, as defined in the advisory agreement, as of the last day of the prior month. We incurred asset management fees of $2,940,822 and $2,332,178 for the years ended December 31, 2024 and 2023, respectively. Property Management Fee Our property manager operates under the terms of separate property management agreements for each community. Our property manager receives from us a property management fee in an amount up to 3.5% of the annual gross revenues of the multifamily apartment communities that it manages. We incurred property management fees of $1,691,896 and $1,585,837 for the years ended December 31, 2024 and 2023, respectively. Property management fees are presented within property operations expense on the consolidated statements of operations. NOTE 10 - ECONOMIC DEPENDENCY Under various agreements, we have engaged or will engage our Advisor or its affiliates to provide certain services that are essential to us, including asset management services and other administrative responsibilities for the Partnership including accounting services and investor relations. Because of these relationships, we are dependent upon our Advisor. If these companies were unable to provide us with the respective services, we would be required to find alternative providers of these services. NOTE 11 - COMMITMENTS AND CONTINGENCIES From time to time, we may be a party to certain legal proceedings, incidental to the normal course of business. As of December 31, 2024, we were not subject to any material litigation nor were we aware of any material litigation threatened against us. NOTE 12 - SUBSEQUENT EVENTS We have evaluated subsequent events through November 11, 2025, the date the consolidated financial statements were available to be issued, and have determined there are no events to be reported or disclosed in the consolidated financial statements other than those mentioned below.

RealSource Properties OP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2024 and 2023

Distributions Paid

Distributions paid to holders of RPOP units subsequent to December 31, 2024 were as follows:

Period	Month Paid	Amount
December 1, 2024 - December 31, 2024	January-25	$ 1,001,411
January 1, 2025 - January 31, 2025	February-25	1,002,236
February 1, 2025 - February 28, 2025	March-25	1,013,264
March 1, 2025 - March 31, 2025	April-25	891,285
April 1, 2025 - April 30, 2025	May-25	891,285
May 1, 2025 - May 31, 2025	June-25	891,285
June 1, 2025 - June 30, 2025	July-25	891,285
July 1, 2025 - July 31, 2025	August-25	445,643
August 1, 2025 - August 31, 2025	September-25	445,643

Merger

On June 25, 2025, Cottonwood Communities, Inc. ("CCI"), Cottonwood Residential O.P., LP, a subsidiary and the operating partnership of CCI ("CROP"), Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI ("Merger Sub" and together with CCI and CROP, the "CCI Parties"), RealSource Properties, Inc. ("RS") and RPOP (together with RS, the "RS Parties"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The merger is a stock-for-stock and unit-for-unit transaction whereby RS will be merged with and into Merger Sub and RPOP will be merged with and into CROP. Subject to the terms and conditions of the Merger Agreement, (i) RS will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the "Company Merger") and (ii) RPOP will merge with and into CROP, with CROP surviving (the "Partnership Merger" and, together with the Company Merger, the "Merger"). At such time, the separate existence of RS and RPOP will cease.

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